EXHIBIT 16.1

PARITZ & COMPANY, P.A.
Hackensack, New Jersey

January  ____, 2012

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of 3Power Energy Group, Inc.  (the “Company”) Form 8-K dated January  1,  2012, and are in agreement with the statements relating only to Partiz & Company, P.A.  contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

s/s PARITZ & COMPANY, P.A.